AMENDED AND RESTATED


                              TRANSACTION AGREEMENT


                                 By and Between


                               ASARCO INCORPORATED


                                       and


                         COEUR D'ALENE MINES CORPORATION


                              --------------------



                             Dated as of May 13,1999

                                TABLE OF CONTENTS


                                                                            Page



ARTICLE I

      DEFINITIONS..............................................................1

      Section 1.1  Definitions.................................................1

ARTICLE II

      TRANSFER OF ASARCO INTERESTS; ISSUE OF NEW COEUR STOCK...................8

      Section 2.1  Transfer of Asarco Interests................................8
      Section 2.2  Issue of New Coeur Stock....................................8
      Section 2.3  Closing.....................................................8

ARTICLE III

      REPRESENTATIONS OF ASARCO................................................8

      Section 3.1  Representations of Asarco...................................8
      Section 3.2  Ownership of Stock; Due Authorization; Enforceability.......8
      Section 3.3  Existence and Good Standing.................................9
      Section 3.4  Capital Stock of NPMC and Empresa...........................9
      Section 3.5  NPMC Subsidiaries and Investments..........................10
      Section 3.6  Empresa Subsidiaries and Investments.......................11
      Section 3.7  NPMC Financial Statements and No Material Changes..........12
      Section 3.8  Empresa Financial Statements and No Material Changes.......12
      Section 3.9  Books and Records..........................................13
      Section 3.10  Title to Personal Properties; Encumbrances................13
      Section 3.11  Owned Real Property.......................................14
      Section 3.12  Leases....................................................14
      Section 3.13  Material Contracts........................................15
      Section 3.14  Consents and Approvals; No Violations.....................16
      Section 3.15  Litigation................................................17
      Section 3.16  Taxes.....................................................17
      Section 3.17  Liabilities...............................................18
      Section 3.18  Insurance.................................................19
      Section 3.19  Intellectual Property.....................................19
      Section 3.20  Compliance with Laws......................................19
      Section 3.21  Employment Relations......................................19
      Section 3.22  Employee Benefit Plans....................................20
      Section 3.23  Environmental Laws and Regulations........................25
      Section 3.24  Interests in Clients, Suppliers, Etc......................25
      Section 3.25  Compensation of Employees.................................26
      Section 3.26  Permits...................................................26
      Section 3.27  No Changes Since Balance Sheet Dates of NPMC, Empresa.....26
      Section 3.28  Brokers'or Finders'Fees...................................26

ARTICLE IV

      REPRESENTATIONS OF COEUR................................................26

      Section 4.1  Representations of Coeur...................................26
      Section 4.2  Ownership of Stock; Due Authorization; Enforceability......27
      Section 4.3  Existence and Good Standing................................27
      Section 4.4  Capital Stock..............................................27
      Section 4.5  Subsidiaries and Investments...............................28
      Section 4.6  SEC Documents..............................................29
      Section 4.7  Books and Records..........................................29
      Section 4.8  Title to Personal Properties; Encumbrances.................29
      Section 4.9  Owned Real Property........................................29
      Section 4.10  Leases....................................................30
      Section 4.11  Material Contracts........................................30
      Section 4.12  Consents and Approvals; No Violations.....................31
      Section 4.13  Litigation................................................32
      Section 4.14  Taxes.....................................................32
      Section 4.15  Liabilities...............................................33
      Section 4.16  Insurance.................................................33
      Section 4.17  Intellectual Property.....................................33
      Section 4.18  Compliance with Laws......................................34
      Section 4.19  Employment Relations......................................34
      Section 4.20  Coeur Employee Benefit Plans..............................35
      Section 4.21  Environmental Laws and Regulations........................40
      Section 4.22  Interests in Clients, Suppliers, Etc......................40
      Section 4.23  Compensation of Employees.................................40
      Section 4.24  Permits...................................................40
      Section 4.25  No Changes Since Coeur Balance Sheet Date.................40
      Section 4.26  Brokers'or Finders'Fees...................................41

ARTICLE V

      COVENANTS OF ASARCO.....................................................41

      Section 5.1  Conduct of Business of NPMC and Empresa....................41
      Section 5.2  Standstill.................................................43
      Section 5.3  Future Distributions.......................................44

ARTICLE VI

      COVENANTS OF COEUR......................................................44

      Section 6.1  Coeur Shareholder Approval; Voting and issue of the New
                   Coeur Shares...............................................44
      Section 6.2  Conduct of Business of Coeur...............................45

ARTICLE VII

      CONDITIONS OF OBLIGATIONS OF ASARCO.....................................47

      Section 7.1  Conditions of Obligations of Asarco........................47
      Section 7.2  Approval of Asarco Board of Directors......................47
      Section 7.3  Approval of Coeur Stockholders.............................47
      Section 7.4  Truth of Representations and Warranties....................47
      Section 7.5  Performance of Agreements..................................48
      Section 7.6  Opinion of Coeur's Counsel.................................48
      Section 7.7  Good Standing and Other Certificates.......................48
      Section 7.8  No Material Adverse Change.................................48
      Section 7.9  No Litigation Threatened...................................48
      Section 7.10  Execution of Shareholder Agreement........................48
      Section 7.11  Amendment of Coeur By-Laws................................48
      Section 7.12  Execution of Registration Rights Agreement................49
      Section 7.13  HSR Act Waiting Periods...................................49
      Section 7.14  Governmental Approvals....................................49
      Section 7.15  Statutes..................................................49
      Section 7.16  Proceedings...............................................49

ARTICLE VIII

      CONDITIONS OF OBLIGATIONS OF COEUR......................................49

      Section 8.1  Conditions of Obligations of Coeur.........................49
      Section 8.2  Approval of Coeur Board of Directors.......................49
      Section 8.3  Approval of Coeur Shareholders.............................49
      Section 8.4  Truth of Representations and Warranties....................49
      Section 8.5  Performance of Agreements..................................50
      Section 8.6  Opinion of Asarco's Counsel................................50
      Section 8.7  Good Standing and Other Certificates.......................50
      Section 8.8  No Material Adverse Change.................................50
      Section 8.9  No Litigation Threatened...................................50
      Section 8.10  Execution of Shareholder Agreement........................50
      Section 8.11  Execution of Registration Rights Agreement................50
      Section 8.12  HSR Act Waiting Periods...................................51
      Section 8.13  Governmental Approvals....................................51
      Section 8.14  Resignation of Directors and Officers.....................51
      Section 8.15  Statutes..................................................51
      Section 8.16  Proceedings...............................................51

ARTICLE IX

      TAX MATTERS.............................................................51

      Section 9.1  NPMC, Empresa and Subsidiaries Tax Returns.................51
      Section 9.2  Silver Valley Tax Returns..................................52
      Section 9.3  Controversies..............................................52
      Section 9.4  Transfer Taxes.............................................53
      Section 9.5  Amended Returns............................................53
      Section 9.6  Indemnification by Asarco..................................53
      Section 9.7  Indemnification by Coeur...................................54
      Section 9.8  Post-Closing Access and Cooperation........................54

ARTICLE X

      SURVIVAL; INDEMNIFICATION...............................................54

      Section 10.1  Survival..................................................54
      Section 10.2  Indemnification...........................................55
      Section 10.3  Third Party Claims........................................55

ARTICLE XI

      TERMINATION AND ABANDONMENT.............................................56

      Section 11.1  Termination...............................................56
      Section 11.2  Effect of Termination.....................................57

ARTICLE XII

      MISCELLANEOUS...........................................................57

      Section 12.1  Expenses..................................................57
      Section 12.2  Governing Law.............................................57
      Section 12.3  Jurisdiction; Agents for Service of Process...............57
      Section 12.4  Captions..................................................57
      Section 12.5  Publicity.................................................57
      Section 12.6  Notices...................................................58
      Section 12.7  Parties in Interest.......................................58
      Section 12.8  Counterparts..............................................58
      Section 12.9  Entire Agreement..........................................58
      Section 12.10  Amendments...............................................58
      Section 12.11  Severability.............................................58
      Section 12.12  Third Party Beneficiaries................................58

                              AMENDED AND RESTATED

                              TRANSACTION AGREEMENT

            TRANSACTION AGREEMENT (this "Agreement") dated as of May 13, 1999 and amended and restated as of June 22, 1999 by and between ASARCO INCORPORATED, a New Jersey corporation ("Asarco"), and COEUR D'ALENE MINES CORPORATION, an Idaho corporation ("Coeur").


                              W I T N E S S E T H :

            WHEREAS,  Asarco and NPMC,  Inc., a Delaware  corporation  (formerly
Northern Peru Mining Corporation) ("NPMC") together own 1,500,000 shares of common stock, no par value, of Pan American Silver Corp., a corporation incorporated under the laws of British Columbia ("PASC"), being 5.2% of the issued and outstanding shares of capital stock of PASC (the "PASC Stock") based upon PASC's public report of the number of shares outstanding as of March 31, 1999; NPMC owns warrants to acquire an additional 500,000 shares of PASC capital stock ("PASC Warrants"); Asarco owns 500 shares of common stock, par value $.01, of Silver Valley Resources Corporation, a Delaware corporation ("Silver Valley"), being 50% of the issued and outstanding shares of capital stock of Silver Valley (the "Silver Valley Stock"); Asarco owns 1,000 shares of common stock, par value $1.00, of NPMC, being all of the issued and outstanding shares of capital stock of NPMC (the "NPMC Stock"); and Asarco and one of its subsidiaries together own 12,422 quotas of capital, with a value of Bolivianos (Bs.) 1,000.00 each of Empresa Minera Manquiri S.R.L., a Bolivian limited liability company ("Empresa"), being all of the issued and outstanding capital stock of Empresa (the "Empresa Quotas") (the PASC Stock, the PASC Warrants, Silver Valley Stock, NPMC Stock and Empresa Quotas collectively referred to herein as the "Asarco Interests");

            WHEREAS, Asarco desires to exchange the Asarco Interests for 7,125,000 newly issued shares of Coeur common stock (the "New Coeur Stock") and Coeur desires to exchange the New Coeur Stock for the Asarco Interests pursuant to this Agreement; and

            WHEREAS, it is the intention of the parties hereto that, upon consummation of the exchange of the Asarco Interests for the New Coeur Stock pursuant to this Agreement, Asarco shall own the New Coeur Stock and Coeur shall own the Asarco Interests;

            NOW, THEREFORE, IT IS AGREED:

                                    ARTICLE I

                                   DEFINITIONS

            Section 1.1 Definitions. When used in this Agreement, the following terms shall have the respective meanings specified therefor below (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

            "Affiliate" of any Person shall mean any Person directly or indirectly controlling, controlled by, or under common control with, such Person; provided that, for the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or partnership interests, by contract or otherwise.

            "Agreement" shall have the meaning assigned to such term in the preamble to this Agreement.

            "Asarco" shall have the meaning assigned to such term in the preamble to this Agreement.

            "Asarco  Indemnitee" shall have the meaning assigned to such term in
Section 9.2.

            "Asarco Interests" shall have the meaning assigned to such term in the first recital of this Agreement.

            "Business Day" shall mean any day, other than a Saturday, Sunday or a day on which banks located in New York, New York shall be authorized or required by law to close.

            "Closing"  shall have the  meaning  assigned to such term in Section
2.3.

            "Closing  Date"  shall  have the  meaning  assigned  to such term in
Section 2.3.

            "Coeur" shall have the meaning assigned to such term in the preamble to this Agreement.

            "Coeur Balance Sheet" shall have the meaning assigned to such term in Section 4.5.

            "Coeur Balance Sheet Date" shall have the meaning assigned to such term in Section 4.5.

            "Coeur Common Stock" shall have the meaning assigned to such term in
Section 4.4.

            "Coeur Financial Reports" shall have the meaning assigned to such term in Section 4.5.

            "Coeur  Indemnitee"  shall have the meaning assigned to such term in
Section 9.2.

            "Coeur Property" shall mean any real property and improvements owned (directly, indirectly, or beneficially), leased, used, operated or occupied by Coeur and/or the Coeur Subsidiaries.

            "Coeur  Subsidiary"  shall have the meaning assigned to such term in
Section 4.3.

            "Condition" of any Person shall mean the business, properties, assets, liabilities, operations, results of operations, condition (financial or otherwise) or prospects of such Person.

            "Damages" shall mean any and all losses, claims, demands, liabilities, obligations, costs and expenses, including without limitation, reasonable fees and disbursements of counsel (however sustained or incurred, including, without limitation, in any action or proceeding involving any third party or involving any other party to this Agreement) sustained or incurred by or claimed against Coeur or Asarco, as the case may be, and other reasonable out-of-pocket costs and expenses incurred in connection with investigating or defending any action, suit or proceeding, commenced or threatened, but excluding punitive or consequential losses or damages.

            "Empresa" shall have the meaning assigned to such term in the first recital of this Agreement.

            "Empresa  Balance  Sheet"  shall have the meaning  assigned to it in
Section 3.7.

            "Empresa Balance Sheet Date" shall have the meaning assigned to it in Section 3.7.

            "Empresa Capital" shall have the meaning assigned to it in Section 3.4.

            "Empresa Property" shall mean any real property and improvements owned (directly, indirectly, or beneficially), leased, used, operated or occupied by Empresa and/or the Empresa Subsidiaries.

            "Empresa Quotas" shall have the meaning assigned to such term in the first recital of this Agreement.

            "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued under any such Environmental Law, (for purposes of this definition, "Claims") including, without limitation: (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law; and (ii) any and all Claims, by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

            "Environmental Law" shall mean any federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, policy or rule of common law in effect and in each case as amended as of the date hereof and the Closing and any judicial or administrative interpretation thereof as of the date hereof and the Closing including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C.
Section 6901 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq.; the Clean Air Act, 42 U.S.C. ss. 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. ss. 300f et seq.; the Oil Pollution Act of 1990, 33 U.S.C. ss.2701 et seq.; and their state and local counterparts and equivalents.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

            "GAAP" shall have the meaning assigned to such term in Section 3.5.

            "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and the rules and regulations thereunder.

            "Hazardous  Materials"  shall mean:  (i) any  petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (ii) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import, under any applicable Environmental Law; and (iii) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority.

            "Indemnified  Party" shall have the meaning assigned to such term in
Section 9.3.

            "Indemnifying Party" shall have the meaning assigned to such term in
Section 9.3.

            "Liens" shall mean liens, security interests, options, rights of first refusal, easements, mortgages, charges, indentures, deeds of trust, rights of way, restrictions on the use of real property, encroachments, licenses to third parties, leases to third parties, security agreements, or any other encumbrances and other restrictions or limitations on use of real or personal property or irregularities in title thereto.

            "Loss" shall have the meaning assigned to such term in Section 9.2.

            "Material Adverse Change" shall mean a material adverse effect on the assets, properties, businesses, results of operations or financial condition of a party, taken as a whole, and in any case after application of the proceeds of any insurance or indemnity; provided that the term "Material Adverse Change" as used herein shall not include any effect attributable to changes in the political or economic conditions of the United States or any other country generally, changes in the industries in which any party engages, or seasonality of the businesses of any party.

            "New Coeur Stock" shall have the meaning assigned to such term in the second recital of this Agreement.

            "NPMC" shall have the meaning assigned to such term in the first recital of this Agreement.

            "NPMC Balance Sheet" shall have the meaning assigned to such term in
Section 3.6.

            "NPMC Balance Sheet Date" shall have the meaning assigned to such term in Section 3.6.

            "NPMC Common Stock" shall have the meaning  assigned to such term in
Section 3.4.

            "NPMC Stock" shall have the meaning assigned to such term in the first recital of this Agreement.

            "PASC Stock" shall have the meaning assigned to such term in the first recital of this Agreement.

            "PASC Warrants" shall have the meaning assigned to such term in the first recital of this Agreement.

            "Parties"   shall  mean  Asarco  and  Coeur  and  their   respective
successors and permitted assigns.

            "Permitted Liens" shall mean: (i) Liens expressly reflected in the most recent balance sheet of such Person that was delivered prior to the execution of this Agreement, (ii) Liens consisting of zoning or planning restrictions or regulations, easements, permits, restrictive covenants, encroachments and other restrictions or limitations on the use of real property or irregularities in, or exceptions to, title thereto which do not materially detract from the value of, or impair the use of, such property; and (iii) Liens for current taxes, assessments or governmental charges or levies not yet due and payable.

            "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a limited liability partnership, a trust, an incorporated organization and a government or any department or agency thereof.

            "Release" shall mean the disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing and the like, into or upon any land or water or air, or otherwise entering into the environment.

            "SEC"  shall  mean  the  United  States   Securities   and  Exchange
Commission.

            "Securities Act" shall mean the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

            "Silver Valley Balance Sheet" shall have the meaning assigned to it in Section 3.5.

            "Silver Valley Balance Sheet Date" shall have the meaning assigned to it in Section 3.5.

            "Silver Valley Common Stock" shall have the meaning assigned to it in Section 3.4.

            "Silver Valley" shall have the meaning assigned to such term in the first recital of this Agreement.

            "Silver   Valley   Property"   shall  mean  any  real  property  and
improvements owned (directly, indirectly, or beneficially), leased, used, operated or occupied by Silver Valley.

            "Silver Valley Stock" shall have the meaning assigned to such term in the first recital of this Agreement.

            "Subsidiary" shall mean any other Person in which a Person owns, directly or indirectly, 50% or more of the outstanding shares of voting capital stock or other voting equity interests.

            "Taxes" means all taxes, assessments, charges, duties, fees, levies or other governmental charges, including, without limitation, all federal, state, local, foreign and other income, franchise, profits, capital gains, capital stock, transfer, sales, use, occupation, property, excise, severance, windfall profits, stamp, license, payroll, withholding and other taxes, assessments, charges, duties, fees, levies or other governmental charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest and shall include any liability for such amounts as a result either of being a member of a combined, consolidated, unitary or affiliated group or of a contractual obligation to indemnify any person or other entity.


                                   ARTICLE II

             TRANSFER OF ASARCO INTERESTS; ISSUE OF NEW COEUR STOCK

            Section 2.1 Transfer of Asarco Interests. Upon the terms and subject to the conditions set forth in this Agreement, Asarco agrees to transfer and convey the Asarco Interests to Coeur at the Closing on the Closing Date. The certificates representing the PASC Stock, the PASC Warrants, the Silver Valley Stock, the NPMC Stock and the Empresa Quotas shall be duly endorsed in blank, or accompanied by stock powers duly executed in blank, or a public deed of transfer of quotas, by Asarco transferring the same, with all necessary transfer tax and other revenue stamps, acquired at Asarco's expense, affixed and canceled.

            Section 2.2 Issue of New Coeur Stock. Upon the terms and subject to the conditions set forth in this Agreement, Coeur agrees to issue the New Coeur Stock to Asarco at the Closing on the Closing Date. The New Coeur Stock shall be evidenced by one or more certificates (as may be requested by Asarco five Business Days prior to the Closing Date), with all necessary issue tax and other revenue stamps, acquired at Coeur's expense, affixed and canceled.

            Section 2.3 Closing. The transactions referred to in Sections 2.1 and 2.2 (the "Closing") shall take place at the offices of Asarco, 180 Maiden Lane, New York, New York 10038 on the day on which the approval of Coeur stockholders shall be obtained as provided in Sections 7.3 and 8.3,or at such other time and date as the Parties hereto shall designate in writing. Such date is herein referred to as the "Closing Date".


                                   ARTICLE III

                            REPRESENTATIONS OF ASARCO

            Section 3.1 Representations of Asarco. Asarco represents, warrants and agrees as follows:

            Section 3.2 Ownership of Stock; Due  Authorization;  Enforceability.
(a) Asarco is the lawful owner, beneficially and of record, of the Asarco Interests, free and clear of all Liens. Asarco has full legal right, power and authority to enter into this Agreement and to transfer and convey the Asarco Interests pursuant to this Agreement and the delivery to Coeur of the Asarco Interests pursuant to the provisions of this Agreement will transfer to Coeur good and valid title thereto, free and clear of all Liens. The delivery to Coeur of the Asarco Interests pursuant to the provisions of this Agreement will transfer to Coeur ownership of 1,500,000 shares of the issued and outstanding capital stock of PASC and warrants to acquire an additional 500,000 shares of capital stock of PASC, 50% of the issued and outstanding capital stock of Silver Valley, 100% of the issued and outstanding capital stock of NPMC and 100% of the authorized, issued and outstanding quotas of capital of Empresa.

            (b) Asarco is validly existing and in good standing under the laws of New Jersey and has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement and the transactions contemplated hereby by Asarco is required to be duly authorized and approved by the board of directors of Asarco. No other corporate action is necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby by Asarco.

            (c) This Agreement and all other instruments and agreements to be executed and delivered by Asarco as contemplated hereby and identified herein when delivered in accordance with the terms hereof, assuming the due execution and delivery of this Agreement and each such other document by the other parties thereto, shall have been duly executed and delivered by Asarco and shall be a valid and binding obligation of Asarco, enforceable against Asarco in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and to general equitable principles.

            Section 3.3 Existence and Good Standing. (a) NPMC is a corporation duly organized, validly existing and in good standing under the laws of Delaware. NPMC has the power to own its property and to carry on its business as now being conducted.

            (b) Empresa is a limited liability company duly organized and validly existing under the laws of Bolivia. Empresa has the power to own its property and to carry on its business as now being conducted.

            (c) Silver Valley is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Silver Valley has the power to own its property and to carry on its business as now being conducted.

            Section 3.4 Capital Stock of NPMC and Empresa. (a) NPMC has an authorized capitalization consisting of only 1,000 shares of common stock, $1.00 par value ("NPMC Common Stock"), of which 1,000 shares are issued and outstanding. All such outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable and are not subject to, nor were they issued in violation of, any preemptive rights.

            (b)  Empresa has an  authorized  capitalization  consisting  of only
12,422 quotas of capital with a value of Bolivianos (Bs) 1,000 each ("Empresa Capital"), of which 100% are issued and outstanding. All such outstanding quotas have been duly authorized and validly issued and are fully paid and nonassessable and are not subject to, nor were they issued in violation of, any preemptive rights.

            (c) Silver Valley has an authorized capitalization consisting of only 1,000 shares of common stock, $.01 par value ("Silver Valley Common Stock"), of which 1,000 shares are issued and outstanding. All such outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable and are not subject to, nor were they issued in violation of, any preemptive rights.

            Section 3.5 Silver Valley Financial Statements and No Material Changes. (a) Asarco has heretofore furnished Coeur with the consolidated balance sheets of Silver Valley (the "Silver Valley Balance Sheet") as of December 31, 1998 and the related consolidated statements of income for such year (the "Silver Valley Balance Sheet Date"). The Silver Valley Balance Sheet is attached as Schedule 3.5. The financial statements referred to above, including the footnotes thereto, except as indicated therein, have been prepared in accordance with United States generally accepted accounting principles consistently followed throughout the periods indicated ("GAAP").

            (b) The Silver Valley Balance Sheet fairly presents, in all material respects, the financial condition of Silver Valley at the date thereof. Since the Silver Valley Balance Sheet Date there has been (x) no Material Adverse Change in the Condition of Silver Valley, taken as a whole, and (y) no change in the Condition of Silver Valley except in the ordinary course of business, and, to the best knowledge of Asarco, no fact or condition exists or is contemplated or threatened which is reasonably likely to cause such a change in the future.

            Section 3.6 NPMC Financial  Statements and No Material Changes.  (a)
Asarco has heretofore furnished Coeur with the consolidated balance sheets of NPMC (the "NPMC Balance Sheet") as of December 31, 1998 and the related consolidated statements of income for such year (the "NPMC Balance Sheet Date"). The NPMC Balance Sheet is attached as Schedule 3.6. The financial statements referred to above, including the footnotes thereto, except as indicated therein, have been prepared in accordance with United States generally accepted accounting principles consistently followed throughout the periods indicated ("GAAP").

            (b) The NPMC Balance Sheet fairly presents, in all material respects, the financial condition of NPMC at the date thereof. Since the NPMC Balance Sheet Date there has been (x) no material adverse change in the Condition of NPMC, taken as a whole, and (y) no change in the Condition of NPMC except in the ordinary course of business, and, to the best knowledge of Asarco, no fact or condition exists or is contemplated or threatened which is reasonably likely to cause such a change in the future.

            Section 3.7 Empresa  Financial  Statements and No Material  Changes.
(a) Asarco has heretofore furnished Coeur with the consolidated balance sheets of Empresa (the "Empresa Balance Sheet") as of March 31, 1999 (the "Empresa Balance Sheet Date", and the related consolidated statements of income. The Empresa Balance Sheet is attached as Schedule 3.7. The financial statements referred to above, including the footnotes thereto, except as indicated therein, have been prepared in accordance with GAAP consistently followed throughout the periods indicated.

            (b) The Empresa Balance Sheet fairly presents, in all material respects, the financial condition of Empresa at the date thereof. Since the Empresa Balance Sheet Date there has been (x) no material adverse change in the Condition of Empresa , taken as a whole, and (y) no change in the Condition of Empresa except in the ordinary course of business, and, to the best knowledge of Asarco, no fact or condition exists or is contemplated or threatened which is reasonably likely to cause such a change in the future.

            Section 3.8 Books and Records. (a) The minute books of NPMC, as previously made available to Coeur and its representatives, contain accurate records of all meetings of, and corporate action taken by (including action taken by written consent), the respective shareholders and boards of directors of NPMC.

            (b) The minute books of Empresa, as previously made available to Coeur and its representatives, contain accurate records of all meetings of, and corporate action taken by (including action taken by written consent), the respective partners of Empresa .

            c) The minute books of Silver Valley, as previously made available to Coeur and its representatives, contain accurate records of all meetings of, and corporate action taken by (including action taken by written consent), the respective shareholders and boards of directors of Silver Valley.

            Section 3.9 Title to Personal Properties; Encumbrances. (a) Except for properties and assets which have been sold or otherwise disposed of in the ordinary course of business, NPMC has good, valid and marketable title to: (i) all of its material personal properties and material assets (tangible and intangible), including, without limitation, all of the properties and assets reflected in the NPMC Balance Sheet; and (ii) all of the material personal properties and material assets purchased by NPMC since the NPMC Balance Sheet Date; in each case free and clear of all Liens except Permitted Liens.

            (b) Except for properties and assets which have been sold or otherwise disposed of in the ordinary course of business, Empresa has good, valid and marketable title to: (i) all of its material personal properties and material assets (tangible and intangible), including, without limitation, all of the properties and assets reflected in the Empresa Balance Sheet; and (ii) all of the material personal properties and material assets purchased by Empresa since the Empresa Balance Sheet Date; in each case free and clear of all Liens except Permitted Liens.

            (c) Except for properties and assets which have been sold or otherwise disposed of in the ordinary course of business, Silver Valley has good, valid and marketable title to: (i) all of its material personal properties and material assets (tangible and intangible), including, without limitation, all of the properties and assets reflected in the Silver Valley Balance Sheet; and (ii) all of the material personal properties and material assets purchased by Silver Valley since the Silver Valley Balance Sheet Date; in each case free and clear of all Liens except Permitted Liens.

            Section 3.10 Consents and Approvals; No Violations. (a) Other than in connection with or in compliance with the specific provisions of the HSR Act, or as set forth on Schedule 3.10 attached hereto, the execution and delivery of this Agreement by Asarco and the consummation by Asarco of the transactions contemplated hereby will not: (1) violate any provision of the certificate of incorporation, by-laws or other organizational document of Asarco; (2) violate any statute, ordinance, rule, regulation, order or decree of any court or of any governmental or regulatory body, agency or authority applicable to Asarco or by which any of its respective properties or assets may be bound; (3) require Asarco to make or obtain any filing with, or permit, consent or approval of, or give any notice to, any governmental or regulatory body, agency or authority; or
(4) result in a violation or breach of, conflict with or constitute a default under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or other instrument or obligation to which Asarco is a party, or by which Asarco or any of its properties or assets is bound except in the case of clauses (3) and
(4) above, for such violations, filings, permits, consents, approvals, notices, breaches or conflicts which would not have a material adverse effect on the ability of Asarco to consummate the transactions contemplated hereby or to perform its obligations hereunder.

            (b) Other than in connection with or in compliance with the specific provisions of the HSR Act, or as set forth on Schedule 3.10 attached hereto, the execution and delivery of this Agreement by Asarco and the consummation by Asarco of the transactions contemplated hereby will not: (1) violate any provision of the certificate of incorporation or by-laws of NPMC, Silver Valley or Empresa; (2) violate any statute, ordinance, rule, regulation, order or decree of any court or of any governmental or regulatory body, agency or authority applicable to NPMC, Silver Valley or Empresa or by which any of the respective properties or assets of NPMC, Silver Valley or Empresa may be bound;
(3) require NPMC, Silver Valley or Empresa to make or obtain any filing with or permit, consent or approval of or give any notice to, any governmental or regulatory body, agency or authority; or (4) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default under, or result in the creation of any Lien upon any of the properties or assets of NPMC, Silver Valley or Empresa under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or other instrument or obligation to which NPMC, Silver Valley or Empresa is a party, or by which it or any of their respective properties or assets is bound except in the case of clauses (3) and (4) above, for such violations, filings, permits, consents, approvals, notices, breaches or conflicts which would not have a material adverse effect on the ability of Asarco to consummate the transactions contemplated hereby or to perform its obligations hereunder.

            Section 3.11 Compliance with Laws. NPMC, Silver Valley and Empresa are in compliance in all material respects with all applicable laws, statutes, ordinances, regulations, orders, judgments and decrees of any government or political subdivision thereof, whether federal, state, or local and whether domestic or foreign, or any agency or instrumentality thereof, or any court or arbitrator, and has not received any notice that any violation of the foregoing is being or may be alleged.

            Section 3.12 Environmental Laws and Regulations. Except as set forth on Schedule 3.12:

            (a) NPMC, Silver Valley and Empresa are in compliance in all material respects with all Environmental Laws and the requirements of any Permits issued under such Environmental Laws with respect to any NPMC Property, Silver Valley Property or Empresa Property;

            (b) There are no past, pending or, to the best knowledge of Asarco, threatened material Environmental Claims against NPMC, Silver Valley or Empresa or any NPMC Property, Silver Valley Property or Empresa Property; and

            (c) To the best knowledge of Asarco, there are no facts, circumstances, conditions or occurrences regarding any NPMC Property, Silver Valley Property or Empresa Property that could reasonably be anticipated: (i) to form the basis of a material Environmental Claim against NPMC, Silver Valley or Empresa, or any NPMC Property, Silver Valley Property or Empresa Property or assets; or (ii) to cause such NPMC Property, Silver Valley Property or Empresa Property or NPMC assets, Silver Valley assets or Empresa assets to be subject to any material restrictions on its ownership, occupancy, use or transferability under any Environmental Law.

            Section 3.13 No Changes Since Balance Sheet Dates of NPMC, Silver Valley Empresa. (a) Since the NPMC Balance Sheet Date, neither Asarco or NPMC has taken any action which, if taken subsequent to the execution of this Agreement and on or prior to the Closing Date, would constitute a breach of the agreements set forth in clauses (a) through and including (n) of Section 5.1.

            (b) Since the Empresa Balance Sheet Date, neither Asarco or Empresa has taken any action which, if taken subsequent to the execution of this Agreement and on or prior to the Closing Date, would constitute a breach of the agreements set forth in clauses (a) through and including (n) of Section 5.1.

            (c) Since the Silver Valley Balance Sheet Date, neither Asarco or Silver Valley has taken any action which, if taken subsequent to the execution of this Agreement and on or prior to the Closing Date, would constitute a breach of the agreements set forth in clauses (a) through and including (m) of Section 5.1

            Section 3.14 Litigation. Except as set forth on Schedule 3.14 attached hereto, there is no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding by or before (or to the best knowledge of Asarco any investigation by) any governmental or other instrumentality or agency, pending, or, to the best knowledge of Asarco, threatened, against or affecting NPMC, Silver Valley or Empresa, or any of their properties or rights which would materially adversely affect the right or ability of such companies to perform their obligations pursuant to this Agreement or which would materially adversely affect the right or ability of such companies to carry on their respective business as now conducted, or to own their respective assets, or which would materially adversely affect the Condition of such companies. Neither NPMC, Silver Valley or Empresa is subject to any judgment, order or decree entered in any lawsuit or proceeding which would materially adversely affect the right or ability of such companies to perform its obligations pursuant to this Agreement or which would have a material adverse effect on the Condition of such companies.

           Section 3.15 Taxes.

(a) Each of NPMC, Silver Valley and Empresa has timely filed or caused to be timely filed with the appropriate taxing authorities all Returns that are required to be filed by, or with respect to, NPMC, Silver Valley or Empresa on or prior to the Closing Date. The Returns have accurately reflected and will accurately reflect all liability for Taxes of NPMC, Silver Valley and Empresa for the periods covered thereby.

(b) Each of NPMC, Silver Valley and Empresa has each timely paid the taxes shown on such Returns as due and with respect to any Taxes of NPMC, Silver Valley and Empresa not yet due and payable, adequate reserves and accruals in all material respects for such Taxes have been made in the Financial Statements or in the books and records of these companies.

(c) Neither NPMC, Silver Valley or Empresa has received written notice from any taxing authority of any material deficiency, claim or other dispute relating to the payment or assessment of any Taxes for any period which remains unsettled at the date hereof.

 (d) Neither NPMC, Silver Valley or Empresa has executed any waiver of any statute of limitations on the assessment or collection of Taxes or executed any agreement now in effect extending the period of time to assess or collect any Taxes.

 (e) Neither NPMC, Silver Valley or Empresa is or has been a United States real property holding corporation within the meaning of Section 897
           (c) (2) of the Code.

            Section 3.16 Liabilities. Neither NPMC, Silver Valley or Empresa has any material outstanding claims, liabilities or indebtedness, contingent or otherwise, except as set forth in the their respective Balance Sheets or referred to in the footnotes thereto, other than liabilities in the ordinary course of business. Neither NPMC, Silver Valley or Empresa is in material default in respect of the terms or conditions of any material indebtedness.

            Section 3.17 Employment  Relations.  Except as disclosed in schedule
3.17, (a) each of NPMC, Silver Valley and Empresa is in substantial compliance with all federal, state or other applicable laws, domestic or foreign, respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not and is not engaged in any unfair labor practice;

                  (b) no unfair labor practice complaint against NPMC, Silver Valley or Empresa is pending before the National Labor Relations Board or any other similar board or tribunal; and

                  (c) there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or involving NPMC, Silver Valley or Empresa.

            Section 3.18 Brokers' or Finders' Fees. No agent, broker, person or firm acting on behalf of Asarco is, or will be, entitled to any commission or brokers' or finders' fees from any of the Parties hereto, or from any Affiliate of any of the Parties hereto, in connection with any of the transactions contemplated by this Agreement.

            Section 3.19 Bank Accounts. Not less than five (5) days prior to the Closing Date, NPMC, Silver Valley and Empresa shall deliver to Coeur a list as of such date of all bank and securities accounts and lockboxes maintained by them, a list of persons authorized to sign on behalf of each with respect to each such account, a list of persons with authorized access to each such lockbox and a list of the balances in such accounts and lockboxes as of the most recent reasonably practicable date.

            Section 3.20 Title to Assets. NPMC, Silver Valley and Empresa has good valid title to all of the properties and assets owned by it, free and clear of all Liens except for Permitted Liens. Each owns or has the right to use all properties and assets used in the operation of its businesses as currently conducted.

            Section 3.21 Access to Empresa information. Asarco has provided Coeur access to all relevant data and information with respect the Empresa Property.

            Section 3.22 No Registration. Asarco acknowledges that the Common Stock acquired by it pursuant to the Transaction Agreement has not been registered pursuant to the 1933 Act. Asarco acknowledges that (i) it acquired Common Stock pursuant to the Transaction Agreement for its own account for investment and not for distribution within the meaning of the 1933 Act, (ii) it is capable of evaluating the merits and risks of acquiring the Common Stock and has the financial ability to bear such risks, (iii) it has had access to such information as it considers relevant for purposes of such acquisition and (iv) for such time period as is required under the 1933 Act, certificates representing such Common Stock will bear the following legend referring to the 1933 Act:

               The securities evidenced hereby have not been registered under the Securities Act of 1933, or the laws of any other jurisdiction, and may not be sold, transferred assigned, pledged or otherwise distributed unless there is an effective registration statement under such Act and applicable securities laws covering such securities or Coeur d'Alene Mines Corporation receives an opinion of counsel for the holder of the securities (concurred in by counsel for Coeur) stating that such sale, transfer, assignment, pledge, or distribution is exempt from the registration and prospectus delivery requirements of such Act and applicable securities laws.

            Asarco agrees not to, and agrees to cause each of its Affiliates not to, sell or transfer, any Common Stock, unless a Registration Statement is effective for such Common Stock under the 1933 Act or, in the opinion of counsel to Asarco reasonably acceptable to Coeur, such transaction is exempt from the registration requirements of the 1933 Act. In addition, for a period of five years from the Closing Date, Asarco agrees that unless Asarco first obtains the consent of Coeur it shall not sell Common Stock other than to an Affiliate of Asarco or pursuant to a widely distributed public offering.


                                   ARTICLE IV

                            REPRESENTATIONS OF COEUR

            Section 4.1 Representations of Coeur. Coeur represents, warrants and agrees as follows:

            Section 4.2 Issuance of Stock;  Due  Authorization;  Enforceability.
(a) The New Coeur Stock shall be duly authorized, fully paid, nonassessable, previously unissued shares of Coeur Common Stock (as defined below) not subject to, nor issued in violation of, any preemptive rights and shall be free and clear of all Liens. The New Coeur Stock shall have been duly authorized for listing on the New York Stock Exchange subject only to notice of issuance, prior to the Closing Date. The New Coeur Stock will not be registered pursuant to the Securities Act at the time of the Closing. Coeur has full legal right, power and authority to enter into this Agreement and to issue the shares of New Coeur Stock pursuant to this Agreement. The delivery to Asarco of the New Coeur Stock pursuant to the provisions of this Agreement will transfer to Asarco at Closing ownership of not less than 24.5% of the Coeur Common Stock then outstanding.

            (b) Coeur has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement and the transactions contemplated hereby by Coeur must be duly authorized and approved by the board of directors of Coeur and the affirmative vote of holders of Coeur Common Stock representing a majority of the Coeur Common Stock that is present and voting at a meeting at which a quorum is present. No other corporate action on the part of Coeur is necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby by Coeur.

            (c) This Agreement and all other instruments and agreements to be executed and delivered by Coeur as contemplated hereby when delivered in accordance with the terms hereof, assuming the due execution and delivery of this Agreement and each such other document by the other parties thereto, shall have been duly executed and delivered by Coeur and shall be a valid and binding obligations of Coeur, enforceable against Coeur in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and to general equitable principles.

            Section 4.3 Existence and Good Standing. Coeur is a corporation duly organized, validly existing and in good standing under the laws of the State of Idaho. Coeur has the power to own its property and to carry on its business as now being conducted. Coeur is duly qualified to do business and is in good standing in each jurisdiction in which the character or location of the properties owned, leased or operated by Coeur or the nature of the business conducted by Coeur makes such qualification necessary, except for such jurisdictions where the failure to be so qualified or licensed and in good standing would not have a material adverse effect on the Condition of Coeur and its Subsidiaries (the "Coeur Subsidiaries"), taken as a whole.

            Section 4.4 Capital Stock. Coeur has an authorized capitalization consisting of 60,000,000 shares of common stock $1.00, par value ("Coeur Common Stock"), of which 21,900,579 shares are issued and outstanding, 743,483 shares are being held in reserve for issuance upon the exercise of outstanding stock options 7,863,472 shares are reserved for issuance upon conversion of the outstanding Coeur Mandatory Adjustable Convertible Securities (the "MARCS"), 1,791,278 shares are reserved for issuance upon conversion of the outstanding Coeur 6% Convertible Subordinated Debentures Due 2002, 3,623,282 shares are reserved for issuance upon conversion of the outstanding Coeur 6 3/8% Convertible Subordinated Debentures Due 2004, 6,147,679 shares are reserved for issuance upon conversion of the outstanding Coeur 7 1/4% Convertible Subordinated Debentures Due 2005 and 1,059,211 shares are held in the Coeur treasury. All such outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable and are not subject to, nor were they issued in violation of, any preemptive rights. Except as described above or as described on Schedule 4.4 hereto, no shares of capital stock of Coeur are authorized, issued or outstanding and there are no outstanding or authorized options, warrants, rights, subscriptions, claims of any character, agreements, obligations, convertible or exchangeable securities, or other commitments contingent or otherwise, relating to capital stock of Coeur, pursuant to which Coeur is or may become obligated to issue or purchase shares of Coeur Common Stock, any other shares of capital stock of Coeur or any securities convertible into, exchanged for, or evidencing the right to subscribe for, any shares of the capital stock of Coeur. Coeur has no authorized or outstanding bonds, debentures, notes or other indebtedness the holders of which have the right to vote (or which is convertible or exchangeable into or exercisable for securities having the right to vote) with the stockholders of Coeur or any of its subsidiaries on any matter except as described on schedule 4.4 hereto.

            Section 4.5 SEC Documents. Coeur has furnished to Asarco each registration statement, proxy statement or information statement, including all exhibits thereto, prepared by Coeur since December 31, 1995, including, without limitation: (a) its Annual Report on Form 10-K for its fiscal year ended December 31, 1998 (the "Coeur Balance Sheet Date"), which includes the consolidated balance sheet for Coeur as of such date (the "Coeur Balance Sheet") and Coeur's Quarterly Reports on Form 10-Q and Reports on Form 8-K filed since the filing of such Annual Report; and (b) its proxy statement for its annual meeting of stockholders held on May 12, 1998, each of (a) and (b) in the form (including exhibits and any amendments thereto) filed with the SEC, the items in
(a) being the "Coeur Financial Reports". As of their respective dates, the items in (a) and (b) (including, without limitation, any financial statements or schedules included or incorporated by reference therein, were prepared in all material respects in accordance with the applicable requirements of the Exchange Act and the respective rules and regulations thereunder and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The 1997 and 1998 consolidated financial statements of Coeur and the Coeur Subsidiaries included in or incorporated by reference into the Coeur Financial Reports (including the related notes and schedules) present fairly, in all material respects, the consolidated financial position of Coeur at December 31, 1997 and 1998, and the consolidated results of operations and cash flows for such fiscal years in conformity with GAAP. Since the Coeur Balance Sheet Date there has been
(x) no material adverse change in the Condition of Coeur and the Coeur Subsidiaries, taken as a whole, and (y) no change in the Condition of Coeur or the Coeur Subsidiaries except in the ordinary course of business, and, to the best knowledge of Coeur, no fact or condition exists or is contemplated or threatened which is reasonably likely to cause such a change in the future.

            Section 4.6 Books and Records. The respective minute books of Coeur and the Coeur Subsidiaries, as previously made available to Asarco and their representatives, contain accurate records of all meetings of, and corporate action taken by (including action taken by written consent), the respective shareholders and boards of directors of Coeur and each Coeur Subsidiary.

            Section 4.7 Title to Personal Properties; Encumbrances. Except for properties and assets which have been sold or otherwise disposed of in the ordinary course of business, Coeur and each Coeur Subsidiary has good, valid and marketable title to (a) all of its material personal properties and material assets (tangible and intangible), including, without limitation, all of the properties and assets reflected in the Coeur Balance Sheet, except as indicated in the notes thereto, and (b) all of the material personal properties and material assets purchased by Coeur or any Coeur Subsidiary since the Coeur Balance Sheet Date; in each case free and clear of all Liens except Permitted Liens.

            Section 4.8 Consents and Approvals; No Violations. (a) Other than in connection with or in compliance with the specific provisions of the HSR Act, or as set forth on Schedule 4.8 attached hereto, the execution and delivery of this Agreement by Coeur and the consummation by Coeur of the transactions contemplated hereby will not: (1) violate any provision of the certificate of incorporation, by-laws or other organizational document of Coeur; (2) violate any statute, ordinance, rule, regulation, order or decree of any court or of any governmental or regulatory body, agency or authority applicable to Coeur or by which any of its properties or assets may be bound; (3) require Coeur to make or obtain any filing with, or permit, consent or approval of, or give any notice to, any governmental or regulatory body, agency or authority; or (4) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Lien upon any of the properties or assets of Coeur under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or other instrument or obligation to which Coeur is a party, or by which Coeur or any of its respective properties or assets is bound except in the case of clauses (3) and (4) above, for such violations, filings, permits, consents, approvals, notices, breaches or conflicts which would not have a material adverse effect on (i) the Condition of Coeur and the Coeur Subsidiaries, taken as a whole, or (ii) the ability of Coeur to consummate the transactions contemplated hereby or to perform its obligations hereunder.

            (b) Other than in connection with or in compliance with the specific provisions of the HSR Act, or as set forth on Schedule 4.8 attached hereto, the execution and delivery of this Agreement by Coeur and the consummation by Coeur of the transactions contemplated hereby will not: (1) violate any provision of the certificate of incorporation or by-laws of any of the Coeur Subsidiaries;
(2) violate any statute, ordinance, rule, regulation, order or decree of any court or of any governmental or regulatory body, agency or authority applicable to any of the Coeur Subsidiaries or by which any of their respective properties or assets may be bound; (3) require any of the Coeur Subsidiaries to make or obtain any filing with or permit, consent or approval of or give any notice to, any governmental or regulatory body, agency or authority; or (4) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Lien upon any of the properties or assets of any of the Coeur Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or other instrument or obligation to which any of the Coeur Subsidiaries is a party, or by which it or any of their respective properties or assets is bound except in the case of clauses (3) and (4) above, for such violations, filings, permits, consents, approvals, notices, breaches or conflicts which would not have a material adverse effect on (i) the Condition of Coeur and the Coeur Subsidiaries, taken as a whole, or (ii) the ability of Coeur to consummate the transactions contemplated hereby or to perform its obligations hereunder.

            Section 4.9 Litigation. Except as set forth in note (N) to the Coeur
Financial Report, there is no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding by or before (or to the best knowledge of Coeur any investigation by) any governmental or other instrumentality or agency, pending, or, to the best knowledge of Coeur, threatened, against or affecting Coeur or any of the Coeur Subsidiaries, or any of their properties or rights which would materially adversely affect the right or ability of Coeur to perform its obligations pursuant to this Agreement or which would materially adversely affect the right or ability of Coeur or any of the Coeur Subsidiaries to carry on their respective business as now conducted, or to own their respective assets, or which would materially adversely affect the Condition of Coeur and the Coeur Subsidiaries, taken as a whole. Neither Coeur nor any of the Coeur Subsidiaries is subject to any judgment, order or decree entered in any lawsuit or proceeding which would materially adversely affect the right or ability of Coeur to perform its obligations pursuant to this Agreement or which would have a material adverse effect on the Condition of Coeur and the Coeur Subsidiaries, taken as a whole.

              Section 4.10 Taxes.

(a) Coeur has timely filed or caused to be timely filed with the appropriate taxing authorities all Returns that are required to be filed by, or with respect to, Coeur on or prior to the Closing Date. The Returns have accurately reflected and will accurately reflect all liability for Taxes of Coeur for the periods covered thereby. Coeur has timely paid the taxes shown on such returns as due and owing.

(b) With respect to any Taxes of Coeur and its Subsidiaries not yet due and payable, adequate reserves and accruals in all material respects for such Taxes have been made in the Financial Statements or in the books and records of these companies.

(c) Neither Coeur or its Subsidiaries have received written notice from any taxing authority of any material deficiency, claim or other dispute relating to the payment or assessment of any Taxes for any period which remains unsettled at the date hereof.

(d) Neither Coeur or its Subsidiaries have executed any waiver of any statute of limitations on the assessment or collection of Taxes or executed any agreement now in effect extending the period of time to assess or collect any Taxes.

(e) Neither Coeur or its Subsidiaries are or have been a United States real property holding corporation within the meaning of Section 897 (c) (2) of the Code.

            Section 4.11 Liabilities. Neither Coeur nor any of the Coeur Subsidiaries has any material outstanding claims, liabilities or indebtedness, contingent or otherwise, except as set forth in the Coeur Balance Sheet or referred to in the footnotes thereto, other than liabilities to trade creditors incurred subsequent to the Coeur Balance Sheet Date in the ordinary course of business not involving borrowings by Coeur or any Coeur Subsidiary. Neither Coeur nor any of the Coeur Subsidiaries is in material default in respect of the terms or conditions of any material indebtedness.

            Section 4.12 Compliance with Laws. Each of Coeur and the Coeur Subsidiaries is in compliance in all material respects with all applicable laws, statutes, ordinances, regulations, orders, judgments and decrees of any government or political subdivision thereof, whether federal, state, or local and whether domestic or foreign, or any agency or instrumentality thereof, or any court or arbitrator, and has not received any notice that any violation of the foregoing is being or may be alleged.

            Section 4.13 Employment  Relations.  Except as disclosed on Schedule
4.13, (a) Each of Coeur and the Coeur Subsidiaries is in substantial compliance with all federal, state or other applicable laws, domestic or foreign, respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not and is not engaged in any unfair labor practice.

            (b) No unfair labor practice complaint against Coeur or any of the Coeur Subsidiaries is pending before the National Labor Relations Board or any other similar board or tribunal.

            (c) There is no labor strike, dispute, slowdown or stoppage actually
pending  or  threatened   against  or  involving  Coeur  or  any  of  the  Coeur
Subsidiaries

            For the purpose of this paragraph 4.13(a),(b), and (c) only Silver Valley which is owned 50% each by Coeur and Asarco is deemed to be an Asarco subsidiary and not a Coeur subsidiary.

            Section 4.14 Environmental Laws and Regulations. Except as set forth in note (N) to the Coeur Financial Reports:

                  (a) Coeur and the Coeur Subsidiaries are in compliance in all material respects with all Environmental Laws and the requirements of any permits issued under such Environmental Laws with respect to any Coeur Property;

                  (b) There are no past, pending or, to the best knowledge of Coeur, threatened material Environmental Claims against Coeur, any of the Coeur Subsidiaries or any Coeur Property; and

                  (c) To the best knowledge of Coeur, there are no facts, circumstances, conditions or occurrences regarding any Coeur Property that could reasonably be anticipated: (i) to form the basis of a material Environmental Claim against Coeur, any of the Coeur Subsidiaries or any Coeur Property or assets; or (ii) to cause such Coeur Property or assets to be subject to any material restrictions on its ownership, occupancy, use or transferability under any Environmental Law.

            Section 4.15 No Changes Since Coeur Balance Sheet Date. Since the Coeur Balance Sheet Date, neither Coeur nor any of the Coeur Subsidiaries has taken any action which, if taken subsequent to the execution of this Agreement and on or prior to the Closing Date, would constitute a breach of Coeur's agreements set forth in clauses (a) through and including (o) of Section 6.2.

            Section 4.16 Brokers' or Finders' Fees. No agent, broker, person or firm acting on behalf of Coeur is, or will be, entitled to any commission or brokers' or finders' fees from any of the Parties hereto, or from any Affiliate of any of the Parties hereto, in connection with any of the transactions contemplated by this Agreement.


                                    ARTICLE V

                               COVENANTS OF ASARCO

            Section 5.1 Conduct of Business of NPMC, Silver Valley and Empresa. During the period from the date of this Agreement to the Closing, Asarco shall cause NPMC, Silver Valley and Empresa to conduct their respective operations according to their ordinary and usual course of business and to use their best efforts to preserve intact their respective business organizations, keep available the services of their officers and employees and maintain satisfactory relationships with licensors, suppliers, distributors, clients and others having business relationships with them. Notwithstanding the immediately preceding sentence, prior to the Closing, except as may be first approved in writing by Coeur or as is otherwise specifically permitted or required by this Agreement, Asarco will cause:

                  (a) each of NPMC's, Silver Valley's and Empresa's respective certificates of incorporation and by-laws (or comparable governing documents) to be maintained in their form on the date of this Agreement;

                  (b) NPMC, Silver Valley and Empresa not to enter into or materially amend any material contract or commitment including any labor-management agreement except in the ordinary course of business,

                  (c) NPMC, Silver Valley and Empresa not to authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver any stock of any class or any other securities or to make any other changes in their respective capital structures;

                  (d) NPMC, Silver Valley and Empresa not to incur or modify any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except in the ordinary course of business consistent with past practice;

                  (e) NPMC, Silver Valley and Empresa not to permit any of their respective material assets to be subject to any Lien (other than Permitted Liens);

                  (f) NPMC, Silver Valley and Empresa not to sell, transfer or otherwise dispose of any material assets except in the ordinary course of business consistent with past practice, or make any acquisition of all or any part of the properties, capital stock or business of any other Person;

                  (g) NPMC, Silver Valley and Empresa not to declare, pay or set aside any dividend or make any distribution with respect to, or split, combine, redeem or reclassify, purchase or otherwise acquire directly, or indirectly, any shares of their respective capital stock;

                  (h)  NPMC,  Silver  Valley   and  Empresa  not to make any tax
         election or settle and/or compromise any material tax liability;

                  (i) NPMC, Silver Valley and Empresa not to make any change in any method of accounting or auditing practice, or replace the auditors responsible for the auditing of each of NPMC, Silver Valley and Empresas' books, records or financial statements;

                  (j) NPMC not to pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in their respective financial reports;

                  (k) Silver Valley not to pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in their respective financial reports;

                  (l) Empresa not to pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in their respective financial reports; and

                  (m) NPMC, Silver Valley and Empresa not to commit or agree, whether or not in writing, to do any of the foregoing.

Asarco agrees not to take any action, or omit to take any action, which would cause the representations and warranties contained in Article III hereof to be untrue or incorrect. During the period from the date of this Agreement to the Closing, Asarco shall cause NPMC, Silver Valley and Empresa to confer on a regular and frequent basis with one or more designated representatives of Coeur to report material operational matters and to report the general status of ongoing operations. Asarco shall cause NPMC, Silver Valley and Empresa to notify Coeur of any unexpected emergency or other change in the normal course of its business or in the operation of its properties and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), adjudicatory proceedings, or submissions involving any material property of NPMC, Silver Valley, Empresa, any NPMC Subsidiary, Silver Valley Subsidiary or any Empresa Subsidiary, and to keep Coeur fully informed of such events and permit its representatives prompt access to all materials prepared in connection therewith.

            Section 5.2 Required Material. Asarco agrees to furnish to Coeur material, reasonably necessary, including financial statements (audited, at Coeur's cost, if necessary), to assist Coeur in preparing a proxy statement to be sent to its shareholders seeking approval of the issuance to Asarco of New Coeur shares required by the terms of this Agreement.


                                   ARTICLE VI

                               COVENANTS OF COEUR

            Section 6.1 Coeur Shareholder Approval; Voting and issue of the New Coeur Shares. After execution of this Agreement, if the Coeur board of directors approves this Agreement, Coeur shall take all action necessary, in accordance with applicable law and its certificate of incorporation and by-laws, to convene a meeting of the holders of the outstanding shares of Coeur Common Stock and MARCS (together, the "Capital Stock") at its regularly scheduled or rescheduled annual meeting, and if such a meeting is not feasible, to hold a special meeting of holders of Coeur Capital Stock not later than September 10, 1999 to consider and vote upon the approval of the issuance of the New Coeur Stock pursuant to this Agreement . Coeur shall take all reasonable and lawful action to solicit proxies from its shareholders pursuant to proxy materials (which proxy materials shall be submitted in draft form for review and comment by Asarco's counsel) which recommend that such holders of Coeur Capital Stock vote in favor of the issuance of the New Coeur Stock pursuant to this Agreement; provided, however that the board of directors of Coeur shall not be required to make such recommendation if the board of directors of Coeur reasonably determines in good faith, based as to legal matters on the written advice of outside legal counsel acceptable to Asarco, acting reasonably, that such action would violate its fiduciary duties. Asarco shall coordinate and cooperate with Coeur with respect to the timing of such meeting and Coeur shall hold such meeting as soon as is practicable.

            Section 6.2 Conduct of Business of Coeur. During the period from the date of this Agreement to the Closing, Coeur shall and shall cause each of the Coeur Subsidiaries to conduct their respective operations only according to their ordinary and usual course of business and to use their best efforts to preserve intact their respective business organizations, keep available the services of their officers and employees and maintain satisfactory relationships with licensors, suppliers, distributors, clients and others having business relationships with them. Notwithstanding the immediately preceding sentence, prior to the Closing, except as may be first approved in writing by Asarco or as is otherwise specifically permitted or required by this Agreement, Coeur shall:

               (a) not make any material amendment of the By-Laws or Articles of Incorporation of Coeur which would be inconsistent with the principles of this Agreement or the Shareholder's Agreement;

               (b) not increase the number of directors of Coeur above eleven;

               (c) not authorize and shall cause each of the Coeur Subsidiaries to not authorize for issuance, issuing, selling, delivering or agreeing or committing to issue, sell or deliver (whether through the issuance or granting of Consolidated Coeur Options or otherwise) any stock of any class or any other securities, except for the issuance of capital stock by Coeur at fair market value for cash in aggregate value not in excess of $100,000,000 and not to make any other changes in its capital structure;

               (d) not incur or modify and shall cause each of the Coeur Subsidiaries not to incur or modify any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except in the ordinary course of business consistent with past practice;

               (e) not permit and shall cause each of the Coeur Subsidiaries not to permit any of their respective material assets to be subject to any Lien (other than Permitted Liens) in excess of $100,000,000 in aggregate value;

               (f) not to sell, transfer or otherwise dispose of and shall cause each of the Coeur Subsidiaries not to sell, transfer or otherwise dispose of any material assets except in the ordinary course of business consistent with past practice, or make any acquisition of all or any part of the properties, capital stock or business of any other Person;

               (g) not make and shall cause each of the Coeur Subsidiaries not to make any capital expenditure budgets, capital expenditure or commitment therefore including approval of capital expenditure budgets or any project requiring capital expenditures in excess of $100,000,000;

               (h) not remove or replace the Chief Executive Officer of Coeur;

               (i) not declare, pay or set aside and shall cause each of the Coeur Subsidiaries to not declare, pay or set aside any dividend or make any distribution with respect to, or split, combine, redeem or reclassify, purchase or otherwise acquire directly, or indirectly, any shares of its capital stock;

               (j) not increase and shall cause each of the Coeur Subsidiaries not to increase any indebtedness for borrowed money, except current borrowings and standard lines of credit or borrowing from banks to be utilized or secured by Coeur or the Coeur Subsidiaries less than $100,000,000 in aggregate consistent with past practice; provided, however, no further approval is required for debt restructuring plans currently under consideration ;

               (m) not  discharge  auditors  when a material  dispute  exists in
          connection  with  the  auditing  of  Coeur's  books,   records  and/or
          financial statements;

               (n) not pay, discharge or satisfy and shall cause each of the Coeur Subsidiaries not to pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the financial statements of Coeur; and

               (o) not commit or agree, whether or not in writing, and shall cause each of the Coeur Subsidiaries not to commit or agree, whether or not in writing, to do any of the foregoing.

            Coeur agrees not to take any action, or omit to take any action, which would cause the representations and warranties contained in Article IV hereof to be untrue or incorrect. During the period from the date of this Agreement to the Closing, Coeur shall confer on a regular and frequent basis with one or more designated representatives of Asarco to report material operational matters and to report the general status of ongoing operations. Coeur shall and shall cause each of the Coeur Subsidiaries to notify Asarco of any unexpected emergency or other change in the normal course of its business or in the operation of its properties and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), adjudicatory proceedings, or submissions involving any material property of Coeur or any of the Coeur Subsidiaries, and to keep Asarco fully informed of such events and permit its representatives prompt access to all materials prepared in connection therewith.


                                   ARTICLE VII

                       CONDITIONS OF OBLIGATIONS OF ASARCO

            Section 7.1 Conditions of Obligations of Asarco. The exchange by Asarco of the Asarco Interests for the New Coeur Stock at the Closing on the Closing Date is conditioned upon satisfaction, at or prior to the Closing, of the following conditions:

            Section 7.2 Approval of Asarco Board of Directors. The board of directors of Asarco shall have duly authorized and approved the execution, delivery and performance of this Agreement and the transactions contemplated hereby by Asarco.

            Section 7.3 Approval of Coeur Stockholders and Directors. Holders of at least a majority of the Coeur Capital Stock voting thereon shall have approved the issuance of the New Coeur Stock pursuant to this Agreement and the transactions contemplated hereby. The board of directors of Coeur shall have duly authorized and approved the execution, delivery and performance by Coeur of this Agreement and the Shareholder Agreement and the transactions contemplated hereby and thereby. As part of such approvals, Coeur shall have taken all necessary action to (i) exclude or exempt from all provisions of Coeur's Shareholder's Rights Plan, Asarco's acquisition and ownership of up to 25% of the issued and outstanding Coeur Common Stock, (ii) approve Asarco's acquisition of, and the consideration paid by Asarco for, the New Coeur Stock for purposes of any fair price provision applicable to Coeur so that no restrictions or obligations shall be imposed on Asarco thereunder, (iii) exclude Asarco from any restrictions or obligations that may be imposed by Idaho law (including the Idaho Business Corporations Act) by reason of Asarco's acquisition and ownership of up to 25% of Coeur Common Stock and (iv) determine that no adjustment to the conversion price of any outstanding securities that are convertible into Coeur Common Stock is required by reason of this Agreement that could increase the amount of Coeur Common Stock issued upon conversion.

            Section 7.4 Truth of Representations and Warranties. The representations and warranties of Coeur contained in this Agreement or in any Schedule attached hereto shall be true and correct in all material respects (except to the extent such representations and warranties contain a materiality or knowledge qualification, in which case they shall be true and correct in all respects as so qualified) on and as of the Closing with the same effect as though such representations and warranties had been made on and as of such time, and Coeur shall have delivered to Asarco a certificate, dated the Closing Date, to such effect. The statement that the representations and warranties are true in all material respects is deemed to include a statement that a representation did not omit to state a material fact with respect to such representation that is necessary to make such representation not misleading in the light of the circumstances in which it was made and with respect to the specific subject matter of such representation.

            Section 7.5 Performance of Agreements. All of the agreements of Coeur, as specified in Articles 2,4, 6 and 7 to be performed prior to the Closing pursuant to the terms of this Agreement shall have been duly performed in all material respects, and Coeur shall have delivered to Asarco a certificate of an officer, dated the Closing Date, to such effect.

            Section 7.6 Opinion of Coeur's Counsel. Coeur shall have furnished Asarco with a favorable opinion, dated the Closing Date, of William Boyd, in form and substance satisfactory to Asarco and its counsel, to the effect set forth in Exhibit 2 attached hereto.

            Section 7.7 Good Standing and Other Certificates. Coeur shall have delivered to Asarco: (a) copies of Coeur's certificate of incorporation and the certificate of incorporation of each Coeur Subsidiary, including all amendments thereto, in each case certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation; (b) a certificate from the Secretary of State or other appropriate official of their respective jurisdictions of incorporation to the effect that each of Coeur and the Coeur Subsidiaries is in good standing or subsisting in such jurisdiction and listing all charter documents of Coeur and such Coeur Subsidiaries on file; (c) a certificate from the Secretary of State or other appropriate official in each state in which Coeur or any Coeur Subsidiary is qualified to do business to the effect that Coeur or such Coeur Subsidiary is in good standing in such state; and (d) a copy of the by-laws of Coeur and each Coeur Subsidiary, certified by the Secretary of Coeur and each Coeur Subsidiary as being true and correct and in effect on the Closing Date.

            Section 7.8 No Material Adverse Change. Prior to the Closing, there shall have been no Material Adverse Change in the Condition of Coeur and the Coeur Subsidiaries, taken as a whole, and Coeur shall have delivered to Asarco a certificate, dated the Closing Date, to such effect.

            Section 7.9 No Litigation Threatened. No action or proceedings shall have been instituted or threatened before a court or other government body or by any public authority to restrain or prohibit any of the transactions contemplated hereby, and Coeur shall have delivered to Asarco a certificate of an officer, dated the Closing Date, to such effect.

            Section 7.10 Execution of Shareholder Agreement. Coeur shall have entered into a shareholder agreement substantially in the form of Exhibit 1 attached hereto.

            Section 7.11 HSR Act Waiting Periods. All applicable waiting periods under the HSR Act with respect to the transactions contemplated by this Agreement shall have expired or been terminated.

            Section 7.12 Approvals. All other governmental and third party consents, waivers and approvals, if any, disclosed on any Schedule attached hereto or necessary to permit the consummation of the transactions contemplated by this Agreement shall have been received.

            Section 7.13 Statutes. No statute, rule, regulation, executive order, decree or order of any kind shall have been enacted, entered, promulgated or enforced by any court or governmental authority which prohibits the consummation of the transactions contemplated by this Agreement or has the effect of making them illegal.

            Section 7.14 Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be satisfactory in form and substance to Asarco and its counsel, and Asarco shall have received copies of all such documents and other evidences as it or its counsel may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.


                                  ARTICLE VIII

                       CONDITIONS OF OBLIGATIONS OF COEUR

            Section 8.1 Conditions of Obligations of Coeur. The exchange by Coeur of the New Coeur Stock for the Asarco Interests at the Closing on the Closing Date is conditioned upon satisfaction, at or prior to the Closing, of the following conditions:

            Section 8.2 Approval of Coeur Board of Directors. The board of directors of Coeur shall have duly authorized and approved the execution, delivery and performance of this Agreement and the transactions contemplated hereby by Coeur.

            Section 8.3 Approval of Coeur Shareholders. Holders of a majority of the Coeur Capital Stock voting thereon shall have approved the issuance of the New Coeur Stock pursuant to this Agreement and the transactions contemplated hereby.

            Section 8.4 Truth of Representations and Warranties. The representations and warranties of Asarco contained in this Agreement or in any Schedule attached hereto shall be true and correct in all material respects (except to the extent such representations and warranties contain a materiality or knowledge qualification, in which case they shall be true and correct in all respects as so qualified) on and as of the Closing with the same effect as though such representations and warranties had been made on and as of such time, and Asarco shall have delivered to Coeur a certificate, dated the Closing Date, to such effect. The statement that the representations and warranties are true in all material respects is deemed to include a statement that a representation did not omit to state a material fact with respect to such representation that is necessary to make such representation not misleading in the light of the circumstances in which it was made and with respect to the specific subject matter of such representation

            Section 8.5 Performance of Agreements. All of the agreements of Asarco to be performed prior to the Closing pursuant to the terms of this Agreement shall have been duly performed in all material respects, and Asarco shall have delivered to Coeur a certificate of an officer, dated the Closing Date, to such effect.

            Section 8.6 Opinion of Asarco's Counsel. Asarco shall have furnished Coeur with a favorable opinion, dated the Closing Date, of its Associate General Counsel, in form and substance satisfactory to Coeur and its counsel, to the effect set forth in Exhibit 3 attached hereto.

            Section 8.7 Good Standing and Other Certificates. Asarco shall have delivered to Coeur: (a) copies of Asarco's certificate of incorporation and the certificate of incorporation of NPMC, Silver Valley and Empresa, including all amendments thereto, in each case certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation; (b) a certificate from the Secretary of State or other appropriate official of their respective jurisdictions of incorporation to the effect that NPMC, Silver Valley and Empresa are in good standing or subsisting in such jurisdiction and listing all charter documents of NPMC, Silver Valley and Empresa on file; (c) a certificate from the Secretary of State or other appropriate official in each state in which NPMC, Silver Valley and Empresa is qualified to do business to the effect that NPMC and Empresa is in good standing in such state; and (d) a copy of the by-laws of NPMC, Silver Valley and Empresa certified by the Secretary of NPMC, Silver Valley and Empresa as being true and correct and in effect on the Closing Date.

            Section 8.8 No Material Adverse Change. Prior to the Closing, there shall have been no Material Adverse Change in the Condition of NPMC, Silver Valley and Empresa, taken as a whole, and Asarco shall have delivered to Coeur a certificate of an officer, dated the Closing Date, to such effect.

            Section 8.9 No Litigation Threatened. No action or proceedings shall have been instituted or threatened before a court or other government body or by any public authority to restrain or prohibit any of the transactions contemplated hereby, and Asarco shall have delivered to Coeur a certificate, dated the Closing Date, to such effect.

            Section 8.10 Execution of Shareholder Agreement. Asarco shall have entered into a shareholder agreement substantially in the form of Exhibit 1 attached hereto.

            Section 8.11 HSR Act Waiting Periods. All applicable waiting periods under the HSR Act with respect to the transactions contemplated by this Agreement shall have expired or been terminated.

            Section 8.12 Governmental Approvals. All other governmental and third party consents, waivers and approvals, if any, disclosed on any Schedule attached hereto or necessary to permit the consummation of the transactions contemplated by this Agreement shall have been received.

            Section 8.13 Statutes. No statute, rule, regulation, executive order, decree or order of any kind shall have been enacted, entered, promulgated or enforced by any court or governmental authority which prohibits the consummation of the transactions contemplated by this Agreement or has the effect of making them illegal.

            Section 8.14 Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be satisfactory in form and substance to Coeur and its counsel, and Coeur shall have received copies of all such documents and other evidences as it or its counsel may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.


                                   ARTICLE IX

                            SURVIVAL; INDEMNIFICATION

            Section 9.1 Survival. The respective representations and warranties of Asarco and Coeur contained in this Agreement shall survive for the applicable statute of limitations period.

            Section 9.2 Indemnification. (a) Asarco agrees to indemnify and hold Coeur and its Affiliates and its respective officers, directors, employees, agents and their respective successors and assigns (each a "Coeur Indemnitee") harmless from damages, losses, liabilities, obligations, claims of any kind, interest or expenses (including, without limitation, reasonable attorneys' fees and expenses) ("Loss"), suffered or paid, directly or indirectly, as a result of, in connection with or arising out of: (i) the failure of any representation or warranty made by Asarco in this Agreement to be true and correct in all material respects (except to the extent such representations and warranties contain a materiality or knowledge qualification, in which case they shall be true and correct in all respects as so qualified) as of the date of this Agreement and as of the Closing; and (ii) any material breach or alleged material breach by Asarco of any of its covenants or agreements contained herein.

            (b) Coeur  agrees  to  indemnify,  defend  and hold  Asarco  and its
Affiliates  and  their  respective  officers,   directors,   employees,  agents,
successors and assigns (each an "Asarco Indemnitee") harmless from Losses suffered or paid, directly or indirectly, as a result of, in connection with or arising out of: (i) the failure of any representation or warranty made by Coeur in this Agreement to be true and correct in all respects (except to the extent such representations and warranties contain a materiality or knowledge qualification, in which case they shall be true and correct in all respects as so qualified) as of the date of this Agreement and as of the Closing; and (ii) any material breach or alleged material breach by Coeur of any of the covenants or agreements contained herein and (iii) all liabilities and obligations directly related to the Asarco Interests transferred to Coeur which are reflected on, or reserved against, in the Silver Valley Balance Sheet, the NPMC Balance Sheet, and the Empresa Balance Sheet to the extent reflected and reserved against and which are set forth in Schedule 9.2(b), together with all liabilities and obligations which arise subsequent to Closing resulting from Coeur's ownership or operation of the Asarco Interests being transferred.

            (c) The obligations to indemnify and hold harmless  pursuant to this
Section 9.2 shall survive the consummation of the transactions contemplated by this Agreement for the time periods set forth in ss.9.1, except for claims for indemnification asserted prior to the end of such periods, which claims shall survive until final resolution thereof.

            (d) No Person shall be entitled to recovery for Losses pursuant to sections 9.2(a) and 9.2(b) until the total amount of Losses exceeds $100,000; provided, that to the extent the amount of Losses exceeds such amount, the Indemnified Party shall be entitled to recover only the amount of Losses in excess of such amount.

            Section 9.3 Third Party Claims. If a claim by a third party is made against any Person entitled to indemnification pursuant to Section 9.2 hereof (an "Indemnified Party"), and if such party intends to seek indemnity with respect thereto under this Article IX, such Indemnified Party shall promptly notify the party obligated to indemnify such Indemnified Party (the "Indemnifying Party") of such claims; provided, that the failure to so notify shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent that the Indemnifying Party is actually and materially prejudiced thereby. The Indemnifying Party shall have 20 Business Days after receipt of such notice to assume the conduct and control, through counsel reasonably acceptable to the Indemnified Party at the expense of the Indemnifying Party, of the settlement or defense thereof; provided that: (i) the Indemnifying Party shall permit the Indemnified Party to participate in such settlement or defense through counsel chosen by such Indemnified Party; provided that the fees and expenses of such counsel shall be borne by such Indemnified Party; and (ii) the Indemnifying Party shall promptly assume and hold such Indemnified Party harmless from and against the full amount of any Loss resulting therefrom. So long as the Indemnifying Party is reasonably contesting any such claim in good faith, the Indemnified Party shall not pay or settle any such claim. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay or settle any such claim; provided that in such event it shall waive any right to indemnity therefor by the Indemnifying Party for such claim unless the Indemnifying Party shall have consented to such payment or settlement. If the Indemnifying Party does not notify the Indemnified Party within 20 Business Days after the receipt of the Indemnified Party's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the Indemnified Party shall have the right to contest, settle or compromise the claim but shall not thereby waive any right to indemnity therefor pursuant to this Agreement. The Indemnifying Party shall not, except with the consent of the Indemnified Party, enter into any settlement that does not include as an unconditional term thereof the giving by the Person or Persons asserting such claim to all Indemnified Parties of an unconditional release from all liability with respect to such claim or consent to entry of any judgment.


                                    ARTICLE X

                           TERMINATION AND ABANDONMENT

            Section 10.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned, at any time prior to the
Closing:

            (a) by mutual consent of Asarco, on the one hand, and of Coeur, on the other hand;

            (b) by either Party if the Closing shall not have occurred by September 30, 1999; provided, that the right to terminate this Agreement under this Section 10.1(b) shall not be available to a Party whose failure to fulfill any obligation under this Agreement shall be the cause of the failure of the Closing to occur on or before such date;

            (c) by Asarco, on the one hand, or Coeur, on the other hand, if there has been a material breach of any covenant or a material breach of any representation or warranty of Coeur or Asarco, respectively, provided, that any such breach of a covenant or representation or warranty has not been cured within 10 Business Days following receipt by the breaching Party of written notice of such breach;

            (d) by either Party, if there shall be any law or regulation of any competent authority that makes consummation of the transactions contemplated hereby, illegal or otherwise prohibited or if any judgment, injunction, order or decree of any competent authority prohibiting such transactions is entered and such judgment, injunction, order or decree shall become final and non-appealable.

            Section 10.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 10.1 by Asarco, on the one hand, or Coeur, on the other hand, written notice thereof shall forthwith be given to the other Party specifying the provision hereof pursuant to which such termination is made, and this Agreement shall be terminated and there shall be no liability hereunder on the part of Asarco or Coeur, except that (i) the provisions of
Section 11.1 and Section 11.3 shall survive any termination of this Agreement. Nothing in this Section 10.2 shall relieve either Party of liability for any willful breach of this Agreement.


                                   ARTICLE XI

                                  MISCELLANEOUS


            Section 11.1 Announcements. Asarco and Coeur will consult with each other before any issuance by them of, and will provide each other the opportunity to review, comment upon and concur with, any press release or other public statements with respect to the transaction contemplated by this Agreement, and shall not issue any such press release, or make any such public statement prior to such consultation, except as is required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

            Section 11.2 Cooperation After Closing. (a) From and after the Closing Date, Coeur shall cooperate fully with and assist, and shall cause its officers and employees to cooperate fully with and assist, Asarco and its representatives (including, without limitation, its counsel and independent auditors), in connection with:


         (i) the preparation by Asarco, at its sole cost, of its portion of any Federal consolidated income Tax Return, report or declaration, and of any state consolidated, combined or unitary income Tax Return, report or declaration;


         (ii) any Tax audit, examination or proposed or final assessment or the like (including without limitation any Tax Claim) relating to NPMC, Silver Valley or Empresa; and


         (iii) the preparation of any statement, report, notice, response or other document for filing with the Securities and Exchange Commission, any state or foreign securities commission or authority, any other Governmental Authority or any securities exchange or market, domestic or foreign, including, without limitation, in connection with any comments or requests for information, inquiries.


     (b) Following the Closing, Coeur shall not destroy any information, files, documents or records (written and computer) relating to NPMC, Silver Valley or Empresa or any of its businesses or operations without giving at least 30 days' prior written notice to Asarco and shall permit Asarco to examine, duplicate (at its expense) and/or transfer (at its expense) to its representatives any of such information, files, documents or records.


     (c) Upon the request of a party hereto at any time after the Closing Date, the other party will forthwith execute and deliver such further instruments of assignment, transfer, conveyance, endorsement, direction or authorization and other documents as the requesting party or its counsel may request in order to (i) perfect title of Asarco (and its successors and assigns) to the New Coeur Shares or (ii) perfect the ownership of Coeur of the Asarco Interests acquired by it pursuant to the terms of this Agreement.

     (d) All business records (including technical data, maps, files, reports, photos in hard copy; Asarco shall make reasonable efforts to transfer such records in electronic format) of NPMC, Silver Valley and Empresa shall be delivered to Coeur on the
               Closing Date or as soon after Closing as is reasonably practicable but in no event later than 30 days after the Closing Date. Asarco may retain copies of any such records for the sole purpose of complying with this Agreement and any other requirement imposed by applicable law.

     (e) Asarco shall provide Coeur with the use of certain of its corporate computer systems and shall provide support for the use of such systems (any out-of-pocket costs shall be for Coeur's account) for a period not to exceed one year.

     (f) Not later than 60 days after the Closing Date, Coeur shall return to Asarco or, if so directed by Asarco, destroy any letterhead, envelopes, brochures, marketing materials, invoices, forms or similar materials bearing the Asarco name and/or logo, and shall remove Asarco's name from the properties.

            Section 11.3 Expenses. Each of the Parties hereto shall pay all of its own expenses relating to their performance under, and the transactions contemplated by, this Agreement, including, without limitation, the fees and expenses of their respective legal, financial, accounting and other advisers; provided, however, that the Parties shall share equally all filing fees of either Party incurred pursuant to the HSR Act.

            Section 11.4 Governing Law. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of Idaho applicable to agreements executed and to be performed solely within such State.

            Section 11.5 Jurisdiction. Any judicial proceeding brought against any of the parties to this Agreement on any dispute arising out of this Agreement or any matter related hereto may be brought in the courts of the State of New York, or in the United States District Court for the Southern District of New York, and, by execution and delivery of this Agreement, each of the Parties to this Agreement accepts the non-exclusive jurisdiction of such courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. The prevailing Party in any such litigation shall be entitled to receive from the losing Party all costs and expenses, including reasonable counsel fees, incurred by the prevailing Party.

            Section 11.6 Captions. The Article and Section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

            Section 11.7 Publicity. Asarco and Coeur agree that the initial press release relating to this Agreement shall be released by both parties concurrently and each party shall have consulted with the other to agree on such press release and thereafter each Party shall, subject to its respective legal obligations (including requirements of stock exchanges and other similar regulatory bodies), consult with each other, and use reasonable efforts to agree upon the text of any press release, before issuing any such press release or otherwise making public statements with respect to the transaction contemplated hereby and in making any filings with any federal or state governmental or regulatory agency or with any national securities exchange with respect thereto.

            Section 11.8 Notices. Any notice or other communication required or permitted under this Agreement shall be sufficiently given if delivered in person or sent by facsimile or by registered or certified mail, postage prepaid, addressed as follows: if to Asarco, to: 180 Maiden Lane, New York, New York, 10038, Attention: General Counsel; and if to Coeur to: 505 Front Avenue, P.O. Box I, Coeur d'Alene, Idaho, 83816, Attention: Dennis E. Wheeler, Chairman, President, and Chief Executive Officer or such other address or number as shall be furnished in writing by any such Party, and such notice or communication shall be deemed to have been given as of the date so delivered, sent by facsimile or mailed.

            Section 11.9 Parties in Interest. This Agreement may not be transferred, assigned, pledged or hypothecated by any Party hereto, other than by operation of law or with the written consent of the other Party. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

            Section 11.10 Counterparts. This Agreement may be executed in counterparts, which taken together shall constitute one instrument.

            Section 11.11 Entire Agreement. This Agreement, including the other documents referred to herein which form a part hereof, contains the entire understanding of the Parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the Parties with respect to such subject matter.

            Section 11.12 Amendments. This Agreement may not be changed orally, but this Agreement may be amended and any provision of this Agreement can be waived, amended, supplemented or modified only by an agreement in writing signed by Asarco and Coeur.

            Section 11.13 No Third Party Beneficiaries. Other than in Section 9.2, each Party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the Parties hereto.

                  IN WITNESS WHEREOF, each of Asarco and Coeur has caused this Agreement to be executed by its officer thereunto duly authorized as of the day and year first above written.


                              ASARCO INCORPORATED


                              By  /s/ Francis R. McAllister
                                ------------------------------------
                                Name:  Francis R. McAllister
                                Title: Chairman and Chief Executive Officer


                              COEUR D'ALENE MINES CORPORATION


                              By  /s/ Dennis E. Wheeler
                                ------------------------------------
                                Name:  Dennis E. Wheeler
                                Title: Chairman and Chief Executive Officer